ASIAN SMALL COMPANIES PORTFOLIO
 INVESTMENT SUB-ADVISORY AGREEMENT


    	AGREEMENT made this 28th day of April,
2011, between Boston Management and Research, a
Massachusetts business trust (the "Adviser"), and Lloyd George Management (Hong Kong) Limited, a company organized in Bermuda (the "Sub-Adviser").

       WHEREAS, Asian Small Companies Portfolio
(the "Trust") is registered under the Investment
Company Act of 1940, as amended (the "1940
Act"), as an open-end, management investment
company; and
       WHEREAS, the Trust is a master fund in a
master feeder structure whereby, among other
potential investors, one or more investment
companies registered with the Securities and
Exchange Commission may invest its assets in the
Trust; and
       WHEREAS, pursuant to an Investment
Advisory Agreement, dated April 28, 2011 (the
"Advisory Agreement"), a copy of which has been
provided to the Sub-Adviser, the Trust has retained
the Adviser to render advisory and management
services to the Trust; and
       WHEREAS, pursuant to authority granted to
the Adviser in the Advisory Agreement, the Adviser
wishes to retain the Sub-Adviser to furnish investment
advisory services to the Trust, and the Sub-Adviser is
willing to furnish such services to the Trust and the
Adviser.
       NOW, THEREFORE, in consideration of the
mutual covenants and agreements set forth herein,
the Adviser and the Sub-Adviser agree as follows:
       1.	Appointment of the Sub-Adviser.  The
Adviser hereby appoints the Sub-Adviser to act as investment adviser for and to manage the investment and reinvestment of the assets of the Trust, subject to the supervision of the Adviser and the Trustees of the Trust, for the period and on the terms set forth in this Agreement. The Sub-Adviser hereby accepts such appointment and undertakes to afford to the Trust the advice and assistance of the Sub-Adviser's organization in the choice of investments and in the purchase and sale of securities for the Trust and to furnish for the use of the Trust office space and all necessary office facilities, equipment and personnel for servicing the investments of the Trust and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Sub-Adviser's organization and all personnel of the Sub-Adviser performing services relating to research and investment activities. The Sub-Adviser shall for all purposes herein be deemed to be independent contractors and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

	2.	Duties of the Sub-Adviser.  The Sub-
Adviser shall provide the Trust with such investment management and supervision as the Adviser and the Trust may from time to time consider necessary for the proper supervision of the Trust's investments. As investment adviser to the Trust and subject always to the applicable restrictions of the Declaration of Trust, By-Laws and registration statement of the Trust under the 1940 Act, all as from time to time amended, the Sub-Adviser (i) shall furnish continuously an investment program and shall determine from time to time what securities and other investments shall be acquired, disposed of or exchanged and what portion of the Trust's assets shall be held uninvested and (ii) is authorized, in its discretion and without prior consultation with the Adviser or the Trust, to buy, sell, and otherwise trade in any and all types of securities and investment instruments on behalf of the Trust.
Should the Trustees of the Trust at any time, however, make any specific determination as to investment policy for the Trust and notify the Sub-Adviser thereof in writing, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Sub-Adviser shall take, on behalf of the Trust, all actions which they deem necessary or desirable to implement the investment policies of the Trust.


The Sub-Adviser shall place all orders for the purchase or sale of portfolio securities for the account of the Trust either directly with the issuer or with brokers or dealers selected by the Sub-Adviser, and to that end the Sub-Adviser is authorized as the agent of the Trust to give instructions to the custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser shall adhere to procedures adopted by the Board of Trustees of the Trust, copies of which shall be provided to the Sub-Adviser.

       3.	Compensation of the Sub-Adviser.  For
the services, payments and facilities to be furnished
hereunder by the Sub-Adviser, the Sub-Adviser shall
be entitled to receive from the Adviser the fee set
forth on Appendix A hereto.    Such fee shall be paid
monthly in arrears on the last business day of each month. In case of initiation or termination of the Agreement during any month, the fee for that month shall be based on the number of calendar days during which it is in effect.

       The Sub-Adviser may, from time to time, waive all or a part of the above compensation to which it is entitled hereunder.

       4.	Allocation of Charges and Expenses.  It
is understood that the Trust will pay all expenses other than those expressly stated to be payable by the Sub-
Adviser hereunder, which expenses payable by the Trust shall include, without implied limitation, (i) expenses of maintaining the Trust and continuing its existence, (ii) registration of the Trust under the 1940
Act, (iii) commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, sale, and redemption of interests in the Trust, (viii) expenses of registering and qualifying the Trust and interests in the Trust under federal and state securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes and for distributing the same to Holders and investors, and fees and expenses of registering and maintaining registrations of the Trust and of the Trust's placement agent as broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to Holders and of meetings of Holders and proxy solicitations therefor,
(x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Trust (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values, book capital account balanced and tax capital account balances),
(xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, Holder servicing agents and registrars for all services to the Trust, (xv) expenses for servicing the accounts of Holders, (xvi) any direct charges to Holders approved by the Trustees of the Trust, (xvii) compensation and expenses of Trustees of the Trust who are not members of one of the Adviser or Sub-Adviser's organizations, (xviii) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees, officers and Holders with respect thereto.

       5.	Other Interests.  It is understood that
Trustees and officers of the Trust and Holders in the Trust are or may be or become interested in the Sub-
Adviser as trustees, shareholders or otherwise and that trustees, officers and shareholders of the Sub-Adviser are or may be or become similarly interested in the Trust, and that the Sub-Adviser may be or become interested in the Trust as an Holder or otherwise. It is also understood that trustees, officers, employees and shareholders of the Sub-Adviser may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Sub-Adviser or the Adviser and its affiliates may organize, sponsor or acquire, or with which it may merge or consolidate, and that the Sub-
Adviser or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

	6.	Limitation of Liability of the Sub-
Adviser. The services of the Sub-Adviser to the Adviser for the benefit of the Trust are not to be deemed to be exclusive, the Sub-Adviser being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, the Sub-Adviser shall not be subject to liability to the Trust or to any Holder in the Trust or to the Adviser for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

7.	  Indemnification.
              a.   The Adviser agrees to indemnify
and hold harmless the  Sub-Adviser, any affiliated
person of the Sub-Adviser, and each person, if any,
who, within the meaning of Section 15 of the
Securities Act of 1933 Act, as amended, (the "1933
Act") controls ("controlling person") the Sub-
Adviser (all of such persons being referred to as
"Sub-Adviser Indemnified Persons") against any and
all losses, claims, damages, liabilities, or litigation
(including reasonable legal and other expenses) to
which a Sub-Adviser Indemnified Person may become
subject under the 1933 Act, the 1940 Act, the
Investment Advisers Act of 1940, as amended (the
"Advisers Act"), under any other statute, at
common law or otherwise, arising out of the
Adviser's responsibilities to the Sub-Adviser or the
Trust which (1) may be based upon the Adviser's
gross negligence, willful misfeasance, or bad faith in
the performance of its duties, or by reason of the
Adviser's disregard of its obligations and duties
under this Agreement and to the Trust, or (2) may be
based upon any untrue statement or alleged untrue
statement of a material fact contained in the
Registration Statement or prospectus covering the
Trust, or any amendment thereof or any supplement
thereto, or the omission or alleged omission to state
therein a material fact required to be stated therein or
necessary to make the statements therein not
misleading, unless such statement or omission was
made in reliance upon information furnished to the
Adviser or the Trust or to any affiliated person of the
Adviser by a Sub-Adviser Indemnified Person;
provided however, that in no case shall the indemnity
in favor of the Sub-Adviser Indemnified Person be
deemed to protect such person against any liability to
which such person would otherwise be subject by
reason of willful misfeasance, bad faith, or gross
negligence in the performance of its duties, or by
reason of its breach or reckless disregard of its
obligations or duties under this Agreement.
              b.   Notwithstanding Section 6 of this
Agreement, the Sub-Adviser agrees to indemnify and
hold harmless the Adviser, any affiliated person of the
Adviser, and any controlling person of the Adviser (all
of such persons being referred to as "Adviser
Indemnified Persons") against any and all losses,
claims, damages, liabilities, or litigation (including
reasonable legal and other expenses) to which an
Adviser Indemnified Person may become subject
under the 1933 Act, 1940 Act, the Advisers Act, under
any other statute, at common law or otherwise, arising
out of the Sub-Adviser's responsibilities as Sub-
Adviser of the Trust which (1) may be based upon the
Sub-Adviser's gross negligence, willful misfeasance,
or bad faith in the performance of its duties, or by
reason of the Sub-Adviser's disregard of its
obligations or duties under this Agreement, or (2) may
be based upon any untrue statement or alleged
untrue statement of a material fact contained in the
Registration Statement or prospectus covering the
Trust, or any amendment or supplement thereto, or
the omission or alleged omission to state therein a
material fact known or which should have been known
to the Sub-Adviser and was required to be stated
therein or necessary to make the statements therein
not misleading, if such statement or omission was
made in reliance upon information furnished to the
Adviser, the Trust, or any affiliated person of the
Adviser or Trust by the Sub-Adviser or any affiliated
person of the Sub-Adviser; provided, however, that in
no case shall the indemnity in favor of an Adviser
Indemnified Person be deemed to protect such person
against any liability to which such person would
otherwise be subject by reason of willful misfeasance,
bad faith, gross negligence in the performance of its
duties, or by reason of its breach or reckless disregard
of its obligations and duties under this Agreement.
              c.   The Adviser shall not be liable
under Paragraph (a) of this Section 7 with respect to
any claim made against a Sub-Adviser Indemnified
Person unless such Sub-Adviser Indemnified Person
shall have notified the Adviser in writing within a
reasonable time after the summons or other first legal
process giving information of the nature of the claim
shall have been served upon such Sub-Adviser
Indemnified Person (or after such Sub-Adviser
Indemnified Person shall have received notice of such
service on any designated agent), but failure to notify
the Adviser of any such claim shall not relieve the
Adviser from any liability which it may have to the
Sub-Adviser Indemnified Person against whom such
action is brought except to the extent the Adviser is
prejudiced by the failure or delay in giving such
notice.  In case any such action is brought against the
Sub-Adviser Indemnified Person, the Adviser will be
entitled to participate, at its own expense, in the
defense thereof or, after notice to the Sub-Adviser
Indemnified Person, to assume the defense thereof,
with counsel satisfactory to the Sub-Adviser
Indemnified Person.  If the Adviser assumes the
defense of any such action and the selection of
counsel by the Adviser to represent the Adviser and
the Sub-Adviser Indemnified Person would result in a
conflict of interests and therefore, would not, in the
reasonable judgment of the Sub-Adviser Indemnified
Person, adequately represent the interests of the Sub-
Adviser Indemnified Person, the Adviser will, at its own
expense, assume the defense with counsel to the
Adviser and, also at its own expense, with separate
counsel to the Sub-Adviser Indemnified Person, which
counsel shall be satisfactory to the Adviser and to the
Sub-Adviser Indemnified Person.  The Sub-Adviser
Indemnified Person shall bear the fees and expenses
of any additional counsel retained by it, and the
Adviser shall not be liable to the Sub-Adviser
Indemnified Person under this Agreement for any
legal or other expenses subsequently incurred by the
Sub-Adviser Indemnified Person independently in
connection with the defense thereof other than
reasonable costs of investigation.  The Adviser shall
not have the right to compromise on or settle the
litigation without the prior written consent of the Sub-
Adviser Indemnified Person if the compromise or
settlement results, or may result in a finding of
wrongdoing on the part of the Sub-Adviser
Indemnified Person.
              d.   The Sub-Adviser shall not be liable
under Paragraph (b) of this Section 7 with respect to
any claim made against an Adviser Indemnified Person
unless such Adviser Indemnified Person shall have
notified the Sub-Adviser in writing within a reasonable
time after the summons or other first legal process
giving information of the nature of the claim shall
have been served upon such Adviser Indemnified
Person (or after such Adviser Indemnified Person shall
have received notice of such service on any
designated agent), but failure to notify the Sub-
Adviser of any such claim shall not relieve the Sub-
Adviser from any liability which it may have to the
Adviser Indemnified Person against whom such action
is brought except to the extent the Sub-Adviser is
prejudiced by the failure or delay in giving such
notice.  In case any such action is brought against the
Adviser Indemnified Person, the Sub-Adviser will be
entitled to participate, at its own expense, in the
defense thereof or, after notice to the Adviser
Indemnified Person, to assume the defense thereof,
with counsel satisfactory to the Adviser Indemnified
Person.  If the Sub-Adviser assumes the defense of
any such action and the selection of counsel by the
Sub-Adviser to represent both the Sub-Adviser and
the Adviser Indemnified Person would result in a
conflict of interests and therefore, would not, in the
reasonable judgment of the Adviser Indemnified
Person, adequately represent the interests of the
Adviser Indemnified Person, the Sub-Adviser will, at its
own expense, assume the defense with counsel to the
Sub-Adviser and, also at its own expense, with
separate counsel to the Adviser Indemnified Person,
which counsel shall be satisfactory to the Sub-Adviser
and to the Adviser Indemnified Person.  The Adviser
Indemnified Person shall bear the fees and expenses
of any additional counsel retained by it, and the Sub-
Adviser shall not be liable to the Adviser Indemnified
Person under this Agreement for any legal or other
expenses subsequently incurred by the Adviser
Indemnified Person independently in connection with
the defense thereof other than reasonable costs of
investigation.  The Sub-Adviser shall not have the right
to compromise on or settle the litigation without the
prior written consent of the Adviser Indemnified
Person if the compromise or settlement results, or
may result in a finding of wrongdoing on the part of
the Adviser Indemnified Person.
	8.	Duration and Termination of this
Agreement.
		a.  This Agreement shall become
effective upon the date of its execution, subject to the condition that the Trust's Board, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Adviser or the Sub-Adviser, and the Holders of Interests in the Trust, shall have approved this Agreement in the manner required by the 1940 Act. Unless terminated as herein provided, this Agreement shall remain in full force and effect for one-year from the effective date and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser or the Sub-Adviser (the "Independent Trustees") cast in person at a meeting called for the purpose of voting on such approval.


		b.	   Notwithstanding the foregoing, (i)
the Sub-Adviser may at any time on sixty (60) days' prior written notice to the Adviser terminate its obligations hereunder without the payment of any penalty; (ii) the Adviser may at any time on sixty (60) days' notice to the Sub-Adviser terminate this Agreement without the payment of any penalty, and
(iii) this Agreement may be terminated by vote of a majority of the outstanding voting securities of the Trust. This Agreement shall terminate automatically in the event of its assignment or in the event that the Advisory Agreement shall have terminated for any reason.

       9.	Amendments of the Agreement.  This
Agreement may be amended by a writing signed by all parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser or the Sub-
Adviser cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Trust.

	10.	Limitation of Liability.  The Sub-Adviser
expressly acknowledges the provision in the Declaration of Trust of the Trust and the Adviser limiting the personal liability of the Trustees and officers of the Trust and the Adviser, and the Sub-
Adviser hereby agrees that it shall have recourse to the Adviser or the Trust for payment of claims or obligations as between the Adviser or the Trust and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from any Trustee or officer of the Trust or the Adviser, respectively.

	11.	Certain Definitions.  The terms
"assignment" and "interested persons" when used herein shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange
Commission by any rule, regulation or order. The term
"vote of a majority of the outstanding voting securities" shall mean the vote, at a meeting of Holders, of the lesser of (a) 67 per centum or more of the Interests in the Trust present or represented by proxy at the meeting if the Holders of more than 50 per centum of the outstanding Interests in the Trust are present or represented by proxy at the meeting, or
(b) more than 50 per centum of the outstanding
Interests in the Trust. The terms "Holders" and "Interests" when used herein shall have the respective meanings specified in the Declaration of Trust of the Trust.


       IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be executed on the day and year first above written.

BOSTON MANAGEMENT AND RESEARCH

By:  /s/ Maureen A. Gemma
-------------------------------------------------
Maureen A. Gemma
Vice President


LLOYD GEORGE MANAGEMENT (HONG KONG)
LIMITED

By:  /s/ William Kerr
-------------------------------------------------
William Kerr
Director






	Appendix A

For the services, payments and facilities furnished by the Sub-Adviser under this Agreement, the Sub-
Adviser is entitled to receive from the Adviser a fee computed daily and payable monthly equal to the following fee:

A
v
e
r
a
g
e

d
a
i
l
y

n
e
t

a
s
s
e
t
s



A
n
n
u
a
l

f
e
e
U
p

t
o

$
5
0
0

m
i
l
l
i
o
n



0
..
6
7
5
%
$
5
0
0
m
illi
o
n
b
ut
le
ss
th
a
n
$
1
bi
lli
o
n


0
..
6
3
5
%
$1
billio
n to
less
than
$1.5
billio
n

0
..
5
9
5
%
$1.5
billio
n to
less
than
$2
billio
n

0
..
5
5
5
%
$2
billio
n to
less
than
$3
billio
n

0
..
5
1
5
%
$
3

b
i
l
l
i
o
n

a
n
d

o
v
e
r



0
..
4
7
5
%

The Trust's net asset value shall be computed in accordance with the Declaration of Trust of the Trust and any applicable votes and determinations of the Trustees of the Trust.